UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2022

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Messrs. Ted Crumley and Terry V. Rogers, members of our Board of Directors (“Board”), reached the mandatory retirement age under the Hecla Mining Company’s Bylaws and Corporate Governance Guidelines and were not eligible to stand for re-election at the Annual Meeting of Shareholders of Hecla Mining Company (“our,” “we,” or “Hecla”). As a result, effective as of the conclusion of our Annual Meeting of Shareholders held on May 26, 2022 (“Annual Meeting”), Messrs. Crumley and Rogers are no longer directors of Hecla. At the time of his retirement, Mr. Crumley served as Hecla’s Chairperson of the Board, as well as serving as a member of the Board’s Executive and Compensation Committees. At the time of his retirement, Mr. Rogers also served as a member of the Board’s Executive, Compensation (Chairperson), and the Health, Safety, Environmental and Technical Committees. Mr. Crumley had been a member of Hecla’s Board since 1995, and Mr. Rogers had been a member of Hecla’s Board since 2007.

On May 26, 2022, immediately following our Annual Meeting, our Board decreased the size of the Board from eight directors to six directors due to the retirements of Messrs. Crumley and Rogers at our Annual Meeting.

On May 26, 2022, immediately following our Annual Meeting, our Board elected Catherine “Cassie” J. Boggs as Chairperson of the Board. In addition to her annual retainer of cash and equity as a member of the Board, Ms. Boggs will receive an additional annual retainer in the amount of $120,000 as Chairperson, which will be paid in quarterly installments. On May 26, 2022, immediately following our Annual Meeting, Ms. Boggs was also appointed to the Executive Committee of the Board, and she will continue to serve on the Audit, Compensation, and Governance and Social Responsibility Committees of the Board.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting, our shareholders were asked to consider and vote upon the following three proposals: (1)  election of two nominees to our Board to hold office until the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (2) ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the calendar year 2022; and (3) approval, on an advisory basis, of the compensation of our named executive officers.

On the record date of March 28, 2022, there were 538,906,433 shares of Hecla common stock issued and outstanding and entitled to vote at the Annual Meeting. The count of shares present at the meeting, in person or by proxy, was 385,304,451 or 71.49% of the outstanding shares of common stock of Hecla. For each proposal, the results of shareholder voting were as follows:

Proposal 1. Election of Two Director Nominees. The shareholders elected each of the director nominees proposed by our Board to serve until the 2025 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified. The following is a breakdown of the voting results:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Charles B. Stanley	307,627,572	9,494,764	853,389	67,328,726
Alice Wong	310,357,039	6,718,629	900,057	67,328,726

Proposal 2. Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm. Our shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain
368,827,750	9,466,375	7,010,326

There were no broker non-votes with respect to Proposal 2.

Proposal 3. Advisory Vote on Executive Compensation. Our shareholders approved the compensation of Hecla’s named executive officers. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
310,152,656	5,650,767	2,172,302	67,328,726

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: May 27, 2022

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